HOSTESS BRANDS, INC.
RESTRICTED STOCK AWARD AGREEMENT
Cover Sheet
Hostess Brands, Inc., a company incorporated under the laws of the State of Delaware (“Company”), hereby grants an award of restricted stock (“Restricted Shares”) to the individual named below. The terms and conditions of the Restricted Shares are set forth in this cover sheet (“Cover Sheet”), in the attached Restricted Stock Award Agreement (the “Agreement”) and in the Hostess Brands, Inc. 2016 Equity Incentive Plan (the “Plan”). All capitalized terms used but not defined in this Cover Sheet and the Agreement will have the meanings ascribed to such terms in the Plan.

Granted to:
Date of Grant:
Number of Restricted Shares:
Issuance of Shares:	Upon issuance, the Restricted Shares will not be vested, and until vesting occurs, the Restricted Shares shall be subject to forfeiture and restrictions on transfer as set forth in the Agreement.
Vesting Schedule:

By signing this Cover Sheet, you agree to all of the terms and conditions described in this Cover Sheet, in the Agreement and in the Plan. If you do not sign and return this Cover Sheet within 60 days of the Date of Grant, the Company will have the right to rescind this award.

Signature:__________________________         Date:__________________________

HOSTESS BRANDS, INC.

By:________________________
Name:
Title:

HOSTESS BRANDS, INC.
RESTRICTED STOCK AWARD AGREEMENT

Right to Shares	The Restricted Shares are subject to the vesting conditions described below. Upon vesting, all restrictions on the Restricted Shares shall lapse.
Vesting
The Restricted Shares issued to you will vest in accordance with the schedule set forth in the Cover Sheet.
Should your employment with the Company and its Subsidiaries terminate for any reason except in connection with a Change of Control as described below, prior to a vesting date, you shall forfeit all rights to any Restricted Shares which have not vested as of such vesting date. Such Restricted Shares shall be returned to the Company automatically and for no consideration.

Change of Control
Notwithstanding the foregoing:
(A) if there occurs a Change of Control, and this Award does not continue or is not assumed by an acquiror on a substantially equivalent basis, then any Restricted Shares that have not yet vested shall vest immediately prior to the Change of Control, and all applicable restrictions shall lapse; and
(B) if there occurs a Change of Control, and this Award continues or is assumed by an acquiror on a substantially equivalent basis, and your employment is terminated by the Company or an acquiror without Cause or otherwise under circumstances entitling you to severance under the Company’s or acquiror’s severance plan within 12 months following the Change of Control, then any Restricted Shares at the time of such termination shall become fully vested and all restrictions shall lapse.

Termination
Should your employment with the Company and its Subsidiaries terminate for any reason except in connection with a Change of Control as described above, prior to a vesting date, you shall forfeit all rights to any Restricted Shares which have not vested as of such vesting date. Such Restricted Shares shall be returned to the Company automatically and for no consideration.

Termination for Cause; Recoupment
If your employment is terminated for Cause or if you breach any restrictive covenant agreement between you and the Company or its Subsidiaries, you shall forfeit all rights to any Restricted Shares which have not vested as of such termination date. Such Restricted Shares shall be returned to the Company automatically and for no consideration.
If at any time within one year after the date on which any Restricted Shares become vested, (a) your employment is terminated for Cause or (b) the Committee determines in its reasonable discretion that after termination of your employment for any reason, you engaged in conduct that violated any continuing obligation or duty in respect of the Company or any Subsidiary (including any breach of any restrictive covenant agreement between you and the Company), then, subject to applicable law, upon notice from the Company, you shall repay to the Company any cash or Shares you received pursuant to this Award, or if you disposed of any such Shares, the Fair Market Value of such Shares as of the date of disposition.
Nothing in this Agreement shall limit the Company’s right of recoupment pursuant to Section 13 of the Plan, including recoupment of payments pursuant to the Company’s compensation recovery, “clawback” or similar policy, as may be in effect from time to time.

Taxes
You are solely responsible for the satisfaction of all taxes and penalties that may arise in connection with the award or settlement of the Restricted Shares. At the time of taxation, the Company shall have the right to deduct from other compensation, or to withhold Shares (by transferring Shares back to the Company) in an amount equal to the federal (including FICA), state, local and foreign taxes and other amounts as may be required by law to be withheld with respect to the Restricted Shares. If Shares are withheld, the value of the Shares withheld may not exceed the minimum applicable tax withholding amount (except as otherwise determined by the Committee in its sole discretion). By accepting this Award, you expressly consent to the withholding of Shares or other amounts payable to you.

Restrictions on Resale
By signing this Agreement, you agree not to sell any Shares issued hereunder at a time when applicable laws, regulations or Company policies prohibit a sale.
In addition, until the Restricted Shares have vested pursuant to the schedule set forth in the Cover Sheet, they may not be sold, transferred, assigned, pledged, margined, or otherwise encumbered or disposed of (except for transfers and forfeitures to the Company).
The Company’s obligation to issue Shares under this Award shall be subject to applicable laws, rules and regulations and also to such approvals by governmental agencies as may be deemed appropriate to comply with relevant securities laws and regulations.
Any Shares issued hereunder, and any cash proceeds realized from the sale of such Shares will be subject to all share retention, trading, and other policies that may be implemented by the Committee or the Board from time to time.
You shall deliver to the Chief Legal Officer of the Company, at the time of execution of this Agreement and/or at such other time or times as the Chief Legal Officer may request, one or more executed stock powers (including the stock power attached hereto as Exhibit A), authorizing the transfer of the Restricted Shares to the Company upon forfeiture or in connection with the payment of applicable withholding taxes, and you shall take such other steps or perform such other actions as may be requested by the Chief Legal Officer to effect the transfer of such Restricted Shares.

Transfer of Restricted Shares
Prior to the applicable vesting date, you cannot transfer, assign, encumber, or pledge the Restricted Shares. For instance, you may not use the Restricted Shares as security for a loan. If you attempt to transfer or assign the Restricted Shares, your award will immediately become invalid.
Regardless of any marital property settlement agreement, the Company or a securities broker, as applicable, is not obligated to recognize your former spouse’s interest in your right to Restricted Shares in any way.

Stockholder Rights; Dividend Equivalent Rights
You shall have the rights as a stockholder in respect of the Restricted Shares, subject to the restrictions set forth in this Agreement (including, without limitation, transfer restrictions and forfeiture during the vesting period); provided that, you shall not have any rights to dividends on the Restricted Shares until the date on which the Restricted Shares vest. Such dividends shall be deemed reinvested in additional Restricted Shares, with the number of additional Restricted Shares based on the Fair Market Value of a Share as of the date the dividend is paid (rounded down to the nearest whole Share) and will be subject to the same vesting and other conditions as the Restricted Shares to which they relate. If and to the extent that the underlying Restricted Shares are forfeited, all related dividends shall also be forfeited. Restricted Shares in respect of dividends will be vest at the same time the underlying Restricted Shares vest.

No Right to Continued Employment
Neither the grant of this Award, nor any other action taken hereunder shall be construed as giving you the right to be retained in the employ or service of the Company or any of its Subsidiaries (for the vesting period or any other period of time) nor interfere in any way with the Company’s right to terminate your employment.

Applicable Law and Arbitration
This Agreement will be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and applicable Federal or other securities laws. Any dispute, controversy or claim arising out of or relating to the Plan or this Agreement that cannot be resolved by you on the one hand and the Company on the other, shall be submitted to arbitration in accordance with the terms of the Plan.

Delivery of Documents
The Company may, in its sole discretion, decide to deliver any documents related to this Award or other Awards granted to you under the Plan by electronic means. By signing the Cover Sheet, you consent to receive all documents related to this Award or other Awards granted to your under the Plan by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Amendment	The terms and conditions of this Agreement and the Restricted Shares may be amended by the Committee or the Board as permitted by the Plan.
The Plan and Other Agreements
The text of the Plan and any amendments thereto are incorporated in this Agreement by reference.
This Agreement, the Cover Sheet and the Plan constitute the entire understanding between you and the Company regarding the Restricted Shares. Any prior agreements, commitments or negotiations concerning the Restricted Shares are superseded. In the event there is any express conflict between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

By signing the Cover Sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan and evidence your acceptance of the powers of the Committee of the Board of Directors of the Company that administers the Plan.

STOCK POWER
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Hostess Brands, Inc. (the “Company”), _________________ shares of common stock, $0.0001 par value per share, of the Company, registered in the name of the undersigned on the books and records of the Company, and does hereby irrevocably constitute and appoint _________________, attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.
______________________________

    Signed
______________________________

`    Date